Exhibit 10.27

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 23, 2008, is made by and among SFA, INC., a Maryland corporation (the “Company”),THE ANALYSIS CORP., a Delaware corporation (“TAC,” and together with the Company, collectively, the “Borrowers,” and individually, a “Borrower”), SUNTRUST BANK (the “Lender”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Lender, the Borrowers and the Administrative Agent are parties to a certain Loan and Security Agreement, dated as of February 9, 2007 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 3, 2007, and as further amended, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms defined in the Loan Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment.

The Borrowers have requested that the Lender and the Administrative Agent amend certain provisions of the Loan Agreement. The Lender has agreed to do so, subject to the other terms of this Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which arc acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) The following definitions are added to Section 1.1 of the Loan Agreement:

“Tax Dividend” means cash dividends or return of capital in an aggregate amount not to exceed $1,090,600 to be declared and paid by the Company during the fiscal quarter ending on June 30, 2008.

“June 2008 Dividend” means, collectively, cash dividends or return of capital in an aggregate amount not to exceed $5,000,000 to be declared and paid by the Company during the fiscal quarter ending on June 30, 2008, and the Tax Dividend.

(b) The following definition in Section 1.1 of the Loan Agreement is amended to read as follows:

“Minimum Compliance Level” means Net Worth (a) as of June 30, 2008 through September 29, 2008, $44,637,761, and (b) as of September 30, 2008 through December 30, 2008, and adjusted upwards, as of December 31, 2008, and as of the end of each fiscal quarter thereafter, by an amount equal to 50% of the Net Income of the Company and its Subsidiaries for such quarter, with each such adjustment being cumulative and with no deduction for negative Net Income.

(c) Section 7.1 of the Loan Agreement is amended to read as follows:

“7.1 Minimum Net Worth. Net Worth shall not be less than the Minimum Compliance Level as of June 30, 2008 or at any time thereafter.”

(d) In addition to the purposes set forth in Section 4.9 of the Loan Agreement, the Borrowers may use the proceeds of the Revolving Loans to pay the June 30 Dividend.

(e) Notwithstanding the provisions of Section 6.6 of the Loan Agreement, the Company may pay the June 30 Dividend, provided that, at the tine of the payment of the June 2008 Dividend and after giving effect thereto, (1) no Default or Event of Default shall have occurred, (2) Net Worth shall not be less than $44,637,761, and (3) the sum of cash and Cash Equivalents as carried on the books of the Borrowers on the date of such payment, as determined in accordance with GAAP, plus Net Borrowing Availability as of the date of such payment, shall not be less than $10,000,000.

(f) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(g) Each of the Borrowers, the Administrative Agent and the Lender agrees that each reference in the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby.

3. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions:

(a) Receipt by the Agent of an original counterpart of this Amendment duly executed by the Borrowers, together with a replacement Revolving Note evidencing the increased Revolving Commitment of the Lender, duly executed and delivered by the Borrowers (the “Amendment Documents”);

(b) Receipt by the Bank of such evidence of appropriate corporate, authorization, as applicable on the part of the Borrowers with respect to the increase in the Aggregate Revolving Credit Commitment Amount as the Administrative Agent may reasonably request;

(c) No Default or Event of Default shall have occurred and be continuing; and

(d) the Borrowers shall pay to the Lender an amendment fee of $7,500.

4. Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrowers acknowledges and agrees that this Amendment only amends the terms of the Loan Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

5. No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or the Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

6. Representations and Warranties. Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents.

7. Fees and Expenses. The Borrowers jointly and severally agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Amendment.

8. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereon of the State of New York.

10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

SFA, INC., a Maryland corporation

By:	/s/ Jerry D. Robinson
Name:	Jerry D. Robinson
Title:	President & CEO

THE ANALYSIS CORP., a Delaware corporation

By:	/s/ John O. Brennan
Name:	John O. Brennan
Title:	President & CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent

By:	/s/ Lindsey Rheaume
Lindsey Rheaume
Vice President

LENDER:

SUNTRUST BANK, a Georgia banking corporation

By:

By:	/s/ Lindsey Rheaume
Lindsey Rheaume
Vice President

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